Exhibit 3.1

BYLAWS
OF
WRAP TECHNOLOGIES, INC.

ARTICLE I
OFFICES

The registered office of the Corporation in the State of Delaware, shall be 160 Greentree Drive, Ste 101, Dover, DE 19904. The registered agent in charge thereof shall be National Registered Agents, Inc. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II
SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on such date and at such time as may be designated from time to time by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment or postponement thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors or by the Board of Directors, and shall be called by the Chairman of the Board of Directors at the request of the holders of not less than 66.67% of all the outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 3. PLACE OF MEETING. Meetings of the shareholders of the Corporation may be held at such place, either within or without the State of Delaware, including by means of remote communications, as may be determined from time to time by the Board of Directors, or, if not so designated, then at the principal executive offices of the Corporation required to be maintained pursuant to Article I of these Bylaws. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”).

SECTION 4. REMOTE COMMUNICATIONS. The Board of Directors, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation of shareholders by means of remote communications, and may determine that any meeting of shareholders will not be held at any place but will be held solely by means of remote communications. Shareholders and proxy holders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of shareholders shall be deemed present in person and entitled to vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communications.

SECTION 5. CONDUCT OF MEETING. The meetings of the shareholders shall be presided over by the Chairman of the Board of Directors (if any), or if he or she is not present, by the Chief Executive Officer, or if neither the Chairman of the Board of Directors (if any) or the Chief Executive Officer is present, by another person designated by the Board of Directors to preside over the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he or she is not present, an Assistant Secretary shall so act; if neither the Secretary of the Corporation nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting.

The Board of Directors may adopt such rules and regulations for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors prior to the meeting, the chairman of the meeting shall have the right and authority to prescribe such rules and regulations and procedures and to do all such acts as, in his or her discretion, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) convening the meeting and recessing or adjourning or postponing the meeting (whether or not a quorum is present); (ii) determining and announcing the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote; (iii) the establishment of an agenda or order of business for the meeting; (iv) rules and procedures for maintaining order at the meeting and the safety of those present; (v) limitations or attendance at or participation in the meeting of shareholders of record entitled to vote at the meeting, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine; (vi) establishing rules and procedures with respect to the recess and adjournment or postponement of the meeting; (vii) restrictions on entry to the meeting after the time fixed for the commencement thereof; (viii) restrictions on the use of any audio or video recording devices at the meeting; and (ix) limitations on the time allotted for questions or comments by participants.

The chairman of the meeting shall have the power to recess any such meeting at any time and for any reason, without notice other than announcement at the meeting. In addition to making any other determinations that may be appropriate to the conduct of the meeting, the chairman of the meeting shall, if the facts warrant, determine that a matter of business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business determined not to be brought before the meeting shall not be transacted or considered.

SECTION 6. NOTICE OF MEETING. Written or printed notice of each meeting shall be given to each shareholder entitled to vote, personally, by mail or other means of written communication, or by electronic means where permissible, charges prepaid, addressed to such shareholder at such shareholder’s address appearing on the books and records of the Corporation or given by such shareholder to the Corporation for the purpose of notice. All such notices shall state the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be delivered not less than 20 nor more than 60 days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. Mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 7. CLOSING OF TRANSFER BOOKS OF EXISTING RECORD; RECORD DATE. In order that the Board of Directors may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment or postponement thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 30 days immediately preceding such meeting.

In lieu of closing the stock transfer books, in order that the Board of Directors may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment or postponement thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

If the stock transfer books are not closed and no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the date on which the notice of the meeting is mailed; (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned or postponed meeting.

SECTION 8. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment or postponement thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any shareholder entitled to vote at the meeting, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation entitled to vote at the meeting. If the meeting is to be held in person, then a list of shareholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present and entitled to vote at the meeting. If the meeting is to be held solely by means of remote communications, then such list shall also be open to the examination of any shareholder entitled to vote at the meeting during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided within the notice of the meeting.

SECTION 9. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a the chairman of the meeting may, to the extent permitted by law, adjourn the meeting from time to time until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment or postponement, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 10. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

SECTION 11. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

SECTION 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the Bylaws of such Corporation may prescribe or, in the absence of such provision, as the Board of Directors of such Corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 13. INSPECTORS. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election, and may designate one or more alternate inspectors, of the vote, as the case may be, to act at the meeting or any adjournment or postponement thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall confirm the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him, her or them and execute a certificate of any fact found by him, her or them.

SECTION 14. BUSINESS CONDUCTED AT MEETINGS OF SHAREHOLDERS; SHAREHOLDER PROPOSALS.

Nominations of individuals for election to the Board of Directors and other proposals of business to be considered by the shareholders at an annual meeting of shareholders may be made by or at the direction of the Board of Directors or by a shareholder who (i) was a shareholder of record at the time of giving notice for the meeting, at the time the notice provided for in this Section is timely delivered to the principal executive offices of the Corporation, and at the time of the meeting, (ii) timely complies with the notice procedures of this Section and (iii) is entitled to vote at the meeting. In addition, for business to be properly brought before any meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these Bylaws and applicable law. For the avoidance of doubt, this Section shall provide the exclusive means for a shareholder to make nominations or propose business at any meeting of shareholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

To be timely, a shareholder’s notice must be delivered by registered mail to, or received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the Corporation did not hold an annual meeting of shareholders the preceding year or if the date of the annual meeting of shareholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the previous year’s annual meeting of shareholders, to be timely, a shareholder’s notice must be received by the Corporation not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Section.

Such shareholder’s notice shall set forth the following:

(a)    As to each person whom the Proposing Person (as defined below) proposes to nominate for election as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named in the Corporation’s proxy statement as a nominee and to serving a full term as a director if elected); (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Proposing Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (3) a fully completed written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire the proposed nominee or the Proposing Person shall request in writing by registered mail from the Secretary of the Corporation with at least 10 days’ prior notice); and (4) a written representation and agreement (which written representation and agreement the proposed nominee or the Proposing Person shall request in writing by registered mail from the Secretary of the Corporation with at least 10 days’ prior notice) that such proposed nominee (A) is not and will not become a party to (i) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity except for the Corporation in connection with service or action as a director that has not otherwise been disclosed, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law, all applicable rules of the U.S. exchange upon which the common stock of the Corporation is listed and all applicable, publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation (including a requirement to preserve and maintain the confidentiality of the Corporation’s material non-public information);

(b)    As to any other business that the Proposing Person proposes to bring before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws or some other document of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such Proposing Person, if any, on whose behalf the proposal is made; and

(c)    As to the Proposing Person, if any, on whose behalf the nomination or proposal is made (1) the name and address of such Proposing Person, if a record holder, as they appear on the Corporation’s books; (2) the class and number of shares of the Corporation which are held of record or are beneficially owned, directly or indirectly, by the Proposing Person and any Derivative Instrument (as defined below); (3) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such Proposing Person or nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such Proposing Person or nominee with respect to any securities of the Corporation; (4) any proxy, contract, arrangement, understanding or relationship pursuant to which the Proposing Person or nominee has a right to vote any shares of any security of the Corporation; (5) any rights to dividends on the shares of the Corporation beneficially owned by the Proposing Person that are separated or separable from the underlying shares of the Corporation; (6) any performance-related fees (other than asset-based fees) that the Proposing Person is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, if any, including without limitation, any such interests held by members of such Proposing Person’s immediate family sharing in the same household; (7) any material interest of the Proposing Person in such business; and (8) a statement whether such Proposing Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or nomination.

(d)    A Proposing Person providing notice of a proposed nomination for election to the Board of Directors or business proposal shall update and supplement such notice to the extent necessary so that the information provided or required to be provided in such notice shall be true, complete, and correct as of the record date for determining shareholders entitled to notice of the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. All information provided in the Proposing Person’s notice must be true, complete, and correct as of the date of its initial submission to the Corporation, and true, complete, and correct as of the dates provided in the preceding sentence, and any such update and supplement shall be made only to the extent that information has changed since the Proposing Person’s prior submission of his or her notice. Any such update and supplement shall be delivered in writing by registered mail to the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5 days after the record date for determining shareholders entitled to notice of the meeting (in the case of any update or supplement required to be made as of the record date for determining shareholders entitled to notice of the meeting), not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof).

(e)    For purposes of this Section, a “Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation or otherwise. For purposes of this Section, the term “Proposing Person” shall mean (1) the record shareholder providing the notice of nomination or any other business proposed to be brought before the meeting of shareholders, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination or any other business proposed to be brought before the meeting is made (other than a shareholder that is a depositary), (3) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owners and, if such shareholder or beneficial owner is an entity, any director, executive, managing member or control person of such entity, (4) any person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert, and (5) any shareholder of the Corporation known by the such shareholder to support the nominations or other business proposal(s) of such shareholder. For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of this Section, the Proposing Person shall also provide to the Corporation such additional information as the Corporation may reasonably request. The Corporation may request such additional information necessary to permit the Board of Directors to determine the character, fitness and eligibility of a Proposing Person’s nominee to serve as a director of the Corporation, including information relevant to a determination of whether such person can be considered an independent director and that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. The nominee will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true, complete, and correct in all material respects and have not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Notwithstanding the foregoing provisions of this Section, the Proposing Person must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of a shareholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Notwithstanding anything in these Bylaws to the contrary, no nominations shall be brought and no business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Section. The Chairman of the Board of Directors or other presiding officer shall, if the facts warrant, determine and declare at any meeting of the shareholders that a nomination or business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such nomination not properly brought before the meeting shall be disregarded and any such business not properly brought before the meeting shall not be transacted.

ARTICLE III
BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than three. Directors, who shall be elected at the annual meeting of shareholders for a term of one year and shall hold office until their successors are elected and qualified. Directors need not be shareholders. The Corporation may provide in any designation of a class of preferred stock or otherwise by amendment to the Corporation’s Certificate of Incorporation, for the designation of a director nominee required to be appointed by the Board of Directors to fill a vacancy.

SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them. Special meetings of the independent directors shall be held whenever called by the Chairman of the Board of Directors or any two independent directors.

SECTION 5. NOTICE. Notice of any special meeting shall be given at least 12 hours previous thereto by written notice delivered personally, mailed to each director at his or her business address, or by electronic communication. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by electronic communication, such notice shall be deemed to be delivered when the electronic communication is transmitted to the director. Any director may waive notice of any meeting in writing or by electronic communication. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. ACTION WITHOUT A MEETING. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

SECTION 9. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

SECTION 10. COMPENSATION. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 11. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment or postponement thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment or postponement of the meeting. Such right to dissent shall not apply to director who voted in favor of such action.

SECTION 12. CHAIRMAN OF THE BOARD OF DIRECTORS. The Board of Directors may appoint a director as Chairman of the Board of Directors, which position shall be a board position only and not an officer position unless the Board of Directors also determines that such position shall be an officer position having the powers and duties set forth in Section 10 of Article V of these Bylaws. If elected, the Chairman of the Board of Directors shall have such powers and duties as designated in these Bylaws and as the Board of Directors may otherwise determine, other than those attributed to the Chairman of the Board of Directors exclusively under Article V of these Bylaws.

SECTION 13. CONDUCT OF MEETING. At meetings of the Board of Directors, business shall be transacted in such order as from time to time, the Board of Directors may determine. The Chairman of the Board of Directors, if such office has been filled, and, if not or if the Chairman of the Board of Directors is absent or otherwise unable to act, the Board of Directors shall appoint a director to preside at all meetings of the Board of Directors. In either such director’s absence or inability to act, a chairman shall be chosen by the Board of Directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the Board of Directors, unless the Board of Directors or Chairman of the Board of Directors appoints another person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation. A meeting of the Board of Directors may be had by means of a telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under such circumstances shall constitute presence at the meeting.

ARTICLE IV

COMMITTEES

SECTION 1. DESIGNATION OF COMMITTEES. The Board of Directors shall designate such committees as may be required by applicable laws, regulations or stock exchange rules, and may designate such additional committees as it deems necessary or appropriate. Each committee shall consist of such number of directors, with such qualifications, as may be required by applicable laws, regulations or stock exchange rules, or as from time to time may be fixed by the Board of Directors and shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent delegated to such committee by resolution of the Board of Directors, which delegation shall include all such powers and authority as may be required by applicable laws, regulations or stock exchange rules. No committee shall have any power or authority as to (i) approving or adopting, or recommending to the shareholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to shareholders for approval, (ii) adopting, amending or repealing any of these Bylaws or (iii) as may otherwise be excluded by law or by the Corporation’s Certificate of Incorporation.

SECTION 2. MEMBERS AND ALTERNATE MEMBERS. The Board of Directors may authorize or appoint the members and any alternate members of each committee. An alternate member may replace any absent or disqualified member at any meeting of the committee. An alternate member may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified.

SECTION 3. COMMITTEE PROCEDURES. Each committee shall adopt a charter and may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these Bylaws or any such charter, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these Bylaws or any charter or other rules and regulations adopted by the Board of Directors.

ARTICLE V
OFFICERS

SECTION 1. NUMBER. The officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including, but not limited to, a Chairman of the Board of Directors, a Chief Financial Officer, a Chief Operating Officer and a General Counsel. Officers shall have such powers and duties as are customarily held by persons holding such offices. Unless otherwise provided in these Bylaws, in the absence or disability of any officer of the Corporation, the Board of Directors or the Chief Executive Officer may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of the Secretary. Any two or more offices may be held by the same person, except for the offices of Chief Executive Officer and Secretary which may not be held by the same person. Officers may be directors or shareholders of the Corporation.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she may sign, with the Secretary of the Corporation or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. PRESIDENT. The President shall have such duties and responsibilities as are assigned to him or her by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

SECTION 7. VICE PRESIDENT. In the absence of the President or in event of his or her death, inability or refusal to act, the Vice President, upon the approval of the Board of Directors, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer. If there is more than one Vice President, each Vice President shall succeed to the duties of the President in order of rank as determined by the Board of Directors. If no such rank has been determined, then each Vice President shall succeed to the duties of the President, as determined by the Board of Directors, in order of date of election, the earliest date having the first rank.

SECTION 8. SECRETARY. The Secretary shall: transcribe or otherwise memorialize in writing the minutes of the proceedings of the shareholders and of the Board of Directors in one or more minute books provided for that purpose;  see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;  be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;  keep a register of the post office address of each shareholder which shall be furnished to the Secretary of the Corporation by such shareholder;  sign with the Chief Executive Officer certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;  have general charge of the stock transfer books of the Corporation; and  in general perform all duties incident to the office of the Secretary of the Corporation and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

SECTION 9. TREASURER. The Treasurer shall:  have charge and custody of and be responsible for all funds and securities of the Corporation;  receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VII of these Bylaws; and  in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such sureties as the Board of Directors shall determine.

SECTION 10. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if elected by the Board of Directors, shall have the powers and duties described in these Bylaws, as well as such other powers and duties, not inconsistent with these Bylaws as may be prescribed by the Board of Directors and in general shall perform all duties incident to the office of Chairman of the Board. Such officer may sign all certificates for shares of stock of the Corporation. Only one person may hold the title of Chairman of the Board of Directors at a time, whether it is the director designated as such only as a board position under Section 12 of Article III or the director also designated as an officer under this Section 10 of this Article.

SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE VI
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he, or a person of whom he or she is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (an “Agent”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (“Expenses”); provided, however, that except as to actions to enforce indemnification rights pursuant to Section 3 of this Article, the Corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right.

SECTION 2. AUTHORITY TO ADVANCE EXPENSES. Expenses incurred by an officer or director (acting in his or her capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the DGCL, such Expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

SECTION 3. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 or 2 of this Article is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

SECTION 4. PROVISIONS NONEXCLUSIVE. The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the shareholders or disinterested directors is inconsistent with these bylaws, the provision, agreement, or vote shall take precedence.

SECTION 5. AUTHORITY TO INSURE. The Corporation may purchase and maintain insurance to protect itself and any Agent against any Expense, whether or not the Corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article.

SECTION 6. SURVIVAL OF RIGHTS. The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 7. SETTLEMENT OF CLAIMS. The Corporation shall not be liable to indemnify any Agent under this Article  for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld; or  for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

SECTION 8. EFFECT OF AMENDMENT. Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.

SECTION 9. SUBROGATION. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

SECTION 10. NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE VII
CHECKS, DEPOSITS CONTRACTS, AND LOANS

SECTION 1. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 2. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

SECTION 3. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 4. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

ARTICLE VIII
CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares), shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. UNCERTIFICATED SHARES. Shares of the Corporation’s capital stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation or its transfer agent, including in accordance with a direct registration system approved by the Securities and Exchange Commission and by any securities exchange on which the stock of the Corporation may from time to time be traded. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation (or its transfer agent) shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Article or by the DGCL. Except as otherwise expressly provided by law, the rights and obligations of the holders of shares of uncertificated capital stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

SECTION 3. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes; provided, however, that upon any action undertaken by the shareholders to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of such shares so as to disqualify such S Corporation status, such restriction on transfer shall be made a part of the these Bylaws so long as such agreement is in force and effect.

ARTICLE IX
FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board Directors.

ARTICLE X
DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

ARTICLE XI
CORPORATE SEAL

At the discretion of the Board of Directors, the Corporation may adopt a corporate seal, circular in form and shall have inscribed thereon the name of the Corporation and the State of incorporation and the words, “Corporate Seal”. No seal shall be necessary to make any contract or undertaking valid.

ARTICLE XII
WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Corporation’s Certificate of Incorporation or under the provisions of the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII
EXCLUSIVE FORUM FOR LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for  any derivative action or proceeding brought on behalf of the Corporation,  any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s shareholders,  any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, the Corporation’s Certificate of Incorporation or these Bylaws, or  any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or these Bylaws, or  any action asserting a claim against the Corporation governed by the internal affairs doctrine.

Unless the Corporation consents in writing to the selection of an alternative forum the federal district court for the District of Delaware (of if such court does not have jurisdiction over such action, any other federal district court of the United States) shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the Corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant.

Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

ARTICLE XIV
AMENDMENTS

These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, in whole or in part, by the Board of Directors at any regular or special meeting of the Board of Directors. Except where the Corporation’s Certificate of Incorporation requires a higher vote, these Bylaws may also be altered, amended or repealed, in whole or in part, at any annual or special meeting of the shareholders by the affirmative vote of 66.67% of the outstanding shares of the Corporation entitled to vote thereon.

CERTIFICATE OF SECRETARY

The undersigned, Secretary of Wrap Technologies, Inc., a Delaware corporation, hereby certifies that the foregoing is a full, true and correct copy of the Bylaws of the Corporation, with all amendments to date of this Certificate.

WITNESS the signature of the undersigned this 2nd day of March 2022.

/s/ James A. Barnes

James A. Barnes, Corporate Secretary